JOINT FILER INFORMATION
                             -----------------------



Name:                                    Cobalt Corporation

Address:                                 401 West Michigan Avenue
                                         Milwaukee, Wisconsin  53203

Designated Filer:                        Blue Cross & Blue Shield United of
                                         Wisconsin

Issuer and Ticker Symbol:                American Medical Security Group, Inc.
                                         (AMZ)

Date of Event Requiring Statement:       January 3, 2003

Signature:                               COBALT CORPORATION





                                         By:  /s/ Gail L. Hanson
                                              ----------------------------------
                                              Gail L. Hanson
                                              Senior Vice President


Name:                                    Wisconsin United for Health Foundation,
                                         Inc.

Address:                                 10 East Doty Street, Suite 600
                                         Madison, Wisconsin  53701

Designated Filer:                        Blue Cross & Blue Shield United of
                                         Wisconsin

Issuer and Ticker Symbol:                American Medical Security Group, Inc.
                                         (AMZ)

Date of Event Requiring Statement:       January 3, 2003

Signature:                               WISCONSIN UNITED FOR HEALTH
                                           FOUNDATION, INC.





                                         By:  /s/ David Meissner
                                              ----------------------------------
                                              David Meissner
                                              Vice President